UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington , D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2026, (April 1, 2026)

SCI ENGINEERED MATERIALS, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 0-31641

Ohio	31-1210318
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2839 Charter Street, Columbus, Ohio	43228
(Address of principal executive offices)	(Zip Code)

(614) 486-0261

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, without par value	SCIA	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2026, SCI Engineered Materials, Inc. (“SCI” the “Company”) reported that Gerald S. Blaskie, 68, Chief Financial Officer, Treasurer and Assistant Secretary, retired on April 1, 2026. His plans were previously announced on September 29, 2025, to provide a smooth transition period for his successor.

Mr. Blaskie joined the Company as Chief Financial Officer in April 2001. He was subsequently elected Vice President, Treasurer and Assistant Secretary in March 2006. During his tenure, Mr. Blaskie was active in multiple aspects of the Company’s operations including human resources and built a finance team that provides support to the Board of Directors, senior management, and all employees.

Revenue grew significantly during Mr. Blaskie’s 25 years with SCI, and the Company has been consistently profitable for the past eight years. During that period, several actions were implemented to strengthen the Company’s balance sheet. SCI’s improved financial performance contributed to increased cash. As a result, Mr. Blaskie initiated a cash management program to effectively deploy those assets. As of December 31, 2025, the Company had $7.9 million in cash and cash equivalents plus approximately $3.4 million of investments in marketable securities. Additionally, all outstanding debt was repaid in 2024, and the Company continues to be debt free while also investing in new manufacturing equipment to position SCI for continued growth.

Prior to joining SCI, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997.

Mr. Blaskie earned a B.S. degree in Accounting from Central Michigan University and passed the CPA exam in the State of Ohio.

ITEM 9.01 Exhibits.

Exhibit 99.1 – Press release, dated April 1, 2026, issued by SCI Engineered Materials, Inc.

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCI ENGINEERED MATERIALS, INC.

April 1, 2026	By:	/s/ Jeremiah R. Young
Jeremiah R. Young
President and Chief Executive Officer